UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 22, 2018

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2018, AAR CORP. (the “Company”), as Seller Representative and Servicer, entered into a First Amendment to Purchase Agreement (the “Amendment”) to its accounts receivables Purchase Agreement dated February 23, 2018 (the “Purchase Agreement”) with Citibank, N.A., as buyer (the “Buyer”).

The Amendment modified the Purchase Agreement to allow the Buyer, following the occurrence of a Material Adverse Change, to issue a notice to the Seller Representative requesting that the Servicer enter into an account control agreement. The Amendment also modified the schedules related to the accounts receivables eligible for sale.

Except as specifically amended and modified by the Amendment, the terms and conditions of the Purchase Agreement remain in effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment and the Purchase Agreement. A copy of the Amendment is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2018, the Company entered into agreements with David P. Storch, its Chairman and Chief Executive Officer, and John M. Holmes, its President and Chief Operating Officer.  The material terms of these agreements are described below.

Agreements with Mr. Storch

Retirement Agreement

The Company entered into a letter agreement with Mr. Storch regarding the terms of his impending retirement.  Under the terms of the letter agreement, Mr. Storch will continue as Chief Executive Officer until his retirement on May 31, 2018.

Upon his retirement, Mr. Storch will be entitled to the following under the letter agreement:

(i)                                   A bonus under the Company’s annual cash incentive plan for the fiscal year ending May 31, 2018;

(ii)                                Annual contributions under the Company’s non-qualified retirement plan based on compensation earned through his retirement date; and

(iii)                             Continued coverage under the Company’s health and dental plans and executive health programs for his and his spouse’s lifetime, on the same terms generally made available to actively employed executive officers of the Company (this benefit was previously provided to Mr. Storch under the terms of his employment agreement).

The letter agreement further provides that Mr. Storch’s existing employment agreement with the Company dated as of April 18, 2017 will terminate on May 31, 2018, except for certain provisions, including covenants regarding confidential information and non-competition.

Post-Retirement Agreement

The Company also entered into a separate letter agreement with Mr. Storch regarding services to be rendered to the Company following his retirement.  Under the terms of this letter agreement, Mr. Storch will become Non-Executive Chairman of the Board on June 1, 2018.  He will receive compensation in accordance with the Company’s annual director compensation program, as well as a separate annual retainer of $180,000 and reimbursement in an annual amount not to exceed $30,000 for an outside office for each year Mr. Storch serves as Non-Executive Chairman.  The Company also will provide Mr. Storch with secretarial support through November 30, 2018 and reimbursement after that date for secretarial support in connection with his duties as Non-Executive Chairman of the Board of Directors.

Further, as contemplated under Mr. Storch’s existing employment agreement, Mr. Storch will provide consulting services to the Company for the one-year period beginning June 1, 2018 and ending May 31, 2019.  These services will include advising the new Chief Executive Officer, assisting with the development and implementation of the Company’s business strategy and capital allocation plans, representing the Company to customers, suppliers and industry partners, and other services as reasonably requested by the Board. For his consulting services, Mr. Storch will receive an annual retainer of $475,000, payable monthly, and reimbursement of business expenses. The consulting agreement may be renewed annually by mutual agreement.

The foregoing descriptions of the agreements are qualified in their entirety by reference to the full text of the agreements, copies of which are filed with this Current Report as Exhibits 10.2 and 10.3 incorporated herein by reference.

Amended and Restated Employment Agreement with Mr. Holmes

The Company entered into an amended and restated employment agreement with Mr. Holmes, its President and Chief Operating Officer.  The agreement will become effective June 1, 2018 and provides that Mr. Holmes will become President and Chief Executive Officer of the Company on that date.  The agreement is for a three-year term through May 31, 2021 and automatically renews thereafter for one-year periods unless either party gives 90 days advance written notice.

The amended and restated employment agreement increases Mr. Holmes’ base salary to $750,000 and provides that he will receive a $2.25 million target value of long-term stock awards for the fiscal year ending May 31, 2019, with the type of stock awards to be determined by the Compensation Committee at its regularly scheduled July 2018 meeting.

During the term of his employment, Mr. Holmes will continue to be entitled to specified fringe benefits, including reimbursement of travel and related expenses relating to membership in non-for-profit educational organizations, financial planning and tax preparation services, executive physical and payment of reasonable legal fees incurred to negotiate the agreement. Mr. Holmes will continue to be entitled to an annual matching contribution of up to 10% of base salary and bonus under the Company’s non-qualified retirement plan.

The agreement contains the following severance provisions:

If prior to a Change in Control (or later than 18 months following a Change in Control), either the Company terminates Mr. Holmes’ employment without Cause or Mr. Holmes terminates his employment for Good Reason, Mr. Holmes is entitled to:

(i)                                   Continued payment of his base salary for 24 months; and

(ii)                                A lump sum payment equal to two times the average of the cash incentive bonus paid to him in the preceding two fiscal years of the Company.

If Mr. Holmes terminates his employment without Good Reason, or if the Company terminates Mr. Holmes’ employment for Cause, the Company may, but is not required to, pay the above-described severance benefits.

Payments cease upon a breach of the confidentiality and non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment).

If Mr. Holmes’ employment is terminated within 18 months following a Change in Control, either by the Company other than for Cause or Disability or by Mr. Holmes for Good Reason, he is entitled to:

(i)                                   An immediate lump sum payment equal to the sum of (A) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target and (B) three times (up from two times under his prior agreement) his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

(ii)                                Continued coverage for Mr. Holmes and his spouse under the Company’s welfare and fringe benefit plans for three years (up from two times under his prior agreement) following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such two-year period);

(iii)                             Full vesting of all outstanding stock-based awards granted under the Company’s 2013 Stock Plan, with performance-based restricted stock shares awarded based on the higher of the target or actual Company performance through the employment termination date (outstanding stock-based awards granted under the Company’s Stock Plan (its prior stock plan) fully vest on a Change in Control, regardless of whether a termination of employment occurs); and

(iv)                            Reasonable legal fees incurred by Mr. Holmes in enforcing the agreement.

If Mr. Holmes’ employment terminates due to Disability, he will continue to receive coverage under the Company’s medical, dental and life insurance plans for two years following such termination.

Any payment under the agreement in connection with Mr. Holmes’ termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed six months following such termination to the extent necessary to comply with Section 409A.

The terms Change in Control, Cause, Good Reason and Disability are defined in the agreement.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report as Exhibit 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Purchase Agreement dated as of May 22, 2018 by and among AAR CORP., as seller representative and servicer, the sellers time to time party thereto, and Citibank, N.A., as buyer.

10.2	Retirement Agreement dated May 24, 2018 between AAR CORP. and David P. Storch.

10.3	Post-Retirement Agreement dated May 24, 2018 between AAR CORP. and David P. Storch.

10.4	Amended and Restated Employment Agreement dated as of May 24, 2018 between AAR CORP. and John M. Holmes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2018
AAR CORP.

	By:	/S/ ROBERT J. REGAN
Name: Robert J. Regan
Vice President, General Counsel and Secretary